UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021
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Bottomline Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission file number: 000-25259

Delaware		02-0433294
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

325 Corporate Drive		03801-6808
Portsmouth,	New Hampshire	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (603) 436-0700

(Former Name or Former Address, if Changed Since Last Report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $.001 par value per share	EPAY	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard Booth Letter Agreement

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2021, Richard Booth resigned from his position as Chief Financial Officer and Treasurer of Bottomline Technologies, Inc. (the “Company”) for an opportunity with a pre-IPO company, effective March 12, 2021.

In order to provide for an orderly transition of his responsibilities and relationships, the Company and Mr. Booth entered into a letter agreement (the “Letter Agreement”) on March 10, 2021 pursuant to which Mr. Booth agreed to serve as a special advisor for a period of four months following the effective date of his resignation as Chief Financial Officer and Treasurer of the Company. Under the terms of the Letter Agreement, Mr. Booth will perform such functions as reasonably requested by the Company during this period including responding to inquiries, providing historical information, or advising on business matters that were within the scope of his responsibilities during his employment with the Company. In consideration, prior awards of restricted stock granted to Mr. Booth will continue to vest during the term of his engagement as an advisor in accordance with the existing terms of those awards.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Nigel Savory Service Agreement

On March 11, 2021, the Company announced that Nigel K. Savory has been appointed as Chief Product and Growth Officer of Bottomline Technologies Europe Limited effective March 12, 2021. Mr. Savory, age 54, previously served as General Manager, Europe since December 2003.

In connection with Mr. Savory’s new appointment, the Company amended and restated the service agreement with Mr. Savory (the “Service Agreement”) to carry forward the terms and conditions of Mr. Savory’s prior service agreement with the following changes: (1) an annual base salary of £234,100 and (2) subject to Mr. Savory’s execution and non-revocation of a comprehensive release of claims, if the Company or Mr. Savory terminate employment for reasons other than Cause during the Transition Period (and unrelated to a Change in Control), Mr. Savory will receive: (i) severance in the form of twelve months’ base salary continuation, (ii) a lump sum cash payment in an amount equal to the sum of the bonus paid in the twelve months prior to the termination date multiplied by 0.5, and (iii) continued vesting of equity awards during the Strategic Advisor Period, in connection with certain terms and conditions as set forth in the Service Agreement. Capitalized terms used in this summary are defined in the Service Agreement.

The foregoing description of the Service Agreement is not complete and is qualified in its entirety by reference to the full text of the Service Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated as of March 10, 2021, between the Company and Richard Booth
10.2	Service Agreement, dated March 12, 2021, between Bottomline Technologies Europe Limited and Nigel Savory
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES, INC.

March 12, 2021	By:	/s/ Eric K. Morgan
Eric K. Morgan
Executive Vice President, Global Controller